Exhibit 10.11

INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (“Agreement”) is made as of    , 2003 by and between Eclipsys Corporation, a Delaware corporation (the “Company”), and [Name of Outside Director] (the “Indemnitee”).

     Whereas, Indemnitee is currently serving as an outside director of the Company and the Company wishes Indemnitee to continue his service in such capacity without concern of unwarranted personal liability;

     Whereas, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as outside directors on the Company’s Board of Directors (“Board”) and to indemnify its outside directors so as to provide them with the maximum protection against personal liability permitted by law;

     Whereas, the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) authorizes the Company to provide indemnification and to advance expenses to the full extent not prohibited by Delaware law;

     Whereas, the Certificate of Incorporation also expressly recognizes that the indemnification provisions of the Certificate of Incorporation is not exclusive of, and does not affect, any other rights to which a person seeking indemnification may be entitled under any agreement;

     Whereas, the Company wishes to provide Indemnitee with an independent contractual right to indemnification and advancement of defense expenses in addition to those rights provided in the Certificate of Incorporation;

     Now, Therefore, the Company and Indemnitee hereby agree as follows:

     1. Indemnification in Third Party Proceedings. The Company shall indemnify, defend, and hold harmless Indemnitee from and against, and shall compensate and reimburse Indemnitee for, any Damages (as defined below) that are directly or indirectly suffered or incurred by Indemnitee as a result of, or are directly or indirectly connected with, any threatened, pending or completed action or proceeding (other than an action or proceeding by or in the right of the Company to procure a judgment in its favor), whether civil, criminal, administrative or investigative, to which Indemnitee is or was a party, or is threatened to be made a party, by reason of, or arising from, the fact that Indemnitee is or was a member of the Company’s Board, or the board of directors of any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee in his role as a member of the Company’s Board or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of the Company or of another corporation, partnership, joint venture, trust or other enterprise, provided however, that the Company shall not be obligated to indemnify Indemnitee under this Section 1 unless Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (iii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. Anyone seeking to overcome the presumption that Indemnitee is entitled to indemnification under this Section 1 shall have the burden of proof and the burden of persuasion by clear and convincing evidence. “Damages” shall mean any Expenses (as defined below), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with an action or proceeding. “Expenses” shall mean any expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with an action or proceeding, including any fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, but shall not include the amount of any judgments, fines, or amounts paid in settlement of any action or proceeding.

     2. Indemnification in Proceedings by or in the Right of the Company. The Company shall indemnify, defend, and hold harmless Indemnitee from and against, and shall compensate and reimburse Indemnitee for, any Expenses and, to the extent permitted by law, amounts paid in settlement that are directly or indirectly suffered or incurred by Indemnitee as a result of, or are directly or indirectly connected with, any threatened, pending or completed action or proceeding by or in the right of the Company to procure a judgment in its favor, to which Indemnitee is or was a party, or is threatened to be made a party, by reason of, or arising from, the fact that Indemnitee is or was a member of the Company’s Board, or the board of directors of any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee in his role as a member of the Company’s Board or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of the Company or of another corporation, partnership, joint venture, trust or other enterprise, provided however, that the Company shall not be obligated to indemnify Indemnitee under this Section 2: (1) unless Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; or (2) for any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, or (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company. Anyone seeking to overcome the presumption that Indemnitee is entitled to indemnification under this Section 2 shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

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     3. Expenses; Indemnification Procedure.

          (a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Sections 1 or 2 hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined such Expenses were not reasonable or that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written statement therefor by Indemnitee to the Company. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee. Any advances and undertakings to repay pursuant to this Section 3(a) shall be made without regard to the financial ability of the Indemnitee to make repayment and shall be unsecured and interest free.

          (b) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of, or arising from, the fact that Indemnitee is or was a member of the Company’s Board, or the board of directors of any subsidiary of the Company, a witness in any proceeding to which Indemnitee is not a party, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

          (c) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

          (d) Procedure. Any indemnification provided for in Section 1 or 2 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 17 of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Subsection 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of

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Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          (e) Settlements. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or proceeding effected without the Company’s prior written consent. The Company shall not settle any action or proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

          (f) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the Expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company except as otherwise expressly provided in this Agreement.

     4. Additional Indemnification Rights; Nonexclusivity.

          (a) Scope. Notwithstanding any other provisions of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

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          (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, Delaware law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or otherwise covered proceeding.

     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, or amounts paid in settlement actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, or amounts paid in settlement to which Indemnitee is entitled. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers or other advisors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

     7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to applicable law (as determined by a court of competent jurisdiction), to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

     8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or to advance Expenses in connection with any of the following:

          (a) Excluded Acts. With respect to any acts or omissions or transactions from which a director may not be relieved of liability under Delaware law;

          (b) Claims Initiated by Indemnitee. With respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to

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proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

          (c) Lack of Good Faith. For any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

          (d) Claims Under Section 16(b). For Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

          (e) Insurance Payments. To the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

          (f) Other Payments. To the extent that the Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement; or

          (g) Personal Advantage. If it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee’s in fact having gained any personal profit or advantage to which he was not legally entitled.

     9. Remedies of Indemnitee.

          (a) In the event that (i) the Company makes a determination that Indemnitee is not entitled to indemnification under Section 1 or 2 of this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Agreement, (iii) payment of indemnification is not made pursuant to this Agreement within forty-five days after receipt by the Company of a written request therefore, Indemnitee shall be entitled to an adjudication in an appropriate court in the state of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification.

          (b) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, unless as a part of such adjudication, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.

     10. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or any other corporation, partnership, joint venture or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or

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policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

     11. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     12. Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for under Delaware law, such provisions shall not be effective unless and until the Company’s Certificate of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page.

     13. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement as consideration for serving as a director of the Company.

     14. Construction of Certain Phrases.

          (a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

     16. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. This agreement will continue in effect whether Indemnitee continues to serve as an officer or director of the Company or any other enterprise at the Company’s request.

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     17. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

     18. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail, properly addressed with postage prepaid, on the third business day after the date postmarked; otherwise a notice shall be deemed duly given when such notice shall be actually received by the addressee. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice. The failure to notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

     19. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such wavier constitute a continuing waiver.

     20. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

AGREED TO AND ACCEPTED

INDEMNITEE:	COMPANY:

By: [Name of Outside Director]
By:
Title:
Address:

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